UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 18, 2011

New Source Energy Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	814-00776	74-3252949
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

914 North Broadway Avenue, Suite 220
P.O. Box 1218
Oklahoma City, OK 73101
Address of principal executive offices

(405) 815-4041
Telephone number, including
Area code

_____________________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events

As previously disclosed in a Form 8-K, on June 30, 2011 the Board of Directors of New Source Energy Group, Inc. (the “Company”) affirmatively determined that the Company abandoned its efforts to acquire certain oil and gas assets and interests located in central Oklahoma (the “Oil and Gas Assets”).  At the time of termination, the Company had not acquired the Oil and Gas Assets or any interest therein, and had not finalized or entered into any definitive agreement to do so.   At that time, two of the Company’s directors (Messrs. Chernicky and Albert) resigned, and another director, Mr. Kos resigned as an officer of the Company.

During the period of time that the Company was considering the acquisition of the Oil and Gas Assets, it expended a significant amount of time and resources in due diligence, contract drafting and negotiation and other activities related to the potential acquisition of the Oil and Gas Assets.  During this process, the Company (directly and through consultants) developed a significant amount of knowledge, information and work product (collectively the “Business Opportunity and Information”).

The current owner of the Oil and Gas Assets is an entity owned and controlled by the Company’s former Chairman, David Chernicky.  It is anticipated that another entity associated with Mr. Chernicky’s company may seek to acquire the Oil and Gas Assets.

To resolve the conflicts of interest associated with the possible exploitation of the Business Opportunity and Information by another entity, the Company negotiated terms by which the Company waived any rights it had in the Business Opportunity and Information and agreed to cooperate and provide reasonable assistance with the transfer of the Business Opportunity and Information to a potential new purchaser (the “Waiver”).  The Company delivered the Waiver on July 18, 2011 to New Dominion, LLC (“New Dominion”), an affiliate of Mr. Chernicky.  In consideration for delivering the Waiver the Company has received $600,000 in cash from New Dominion.  As a result of waiving its rights to the Business Opportunity and Information, the Company also expects to change its name from New Source Energy Group, Inc. to New Horizons Resources, Inc. within 75 days (that is by September 30, 2011).

As a result of the Company’s decision that it could not continue to pursue the acquisition of the Oil and Gas Assets, the Business Opportunity and Information had little to no value to the Company.   Consequently the Board of Directors determined that this did not constitute the sale by the Company of any assets, but merely a waiver of a business opportunity that the Company could not exploit.

Because of former relationships between Mr. Kos (the other member of the Company’s Board of Directors) and New Dominion and its affiliates, the Company negotiated the terms of the Waiver solely by and through its president and sole disinterested director Anranik (Nick) Armoudian.  Mr. Armoudian was aware of the conflicts of interest and the related party nature of the transactions at the time that he negotiated and approved the Waiver, however he believed that under the circumstances that the terms by which the Company delivered the Waiver were fair and in the Company’s and its stockholders’ best interests.

The Company expects to use or allocate the proceeds received as a result of the Waiver as follows:

▪	$366,000, for the repayment of loan(s) payable by the Company to Mr. Kos, a former executive officer of the Company and a current member of its Board of Directors, and certain affiliates of Mr. Kos;

▪	$210,256, for the repayment of accounts payable to unrelated parties;

▪	$15,000, for the costs expected to be incurred to effect the anticipated name change; and

▪	$8,744 for general working capital purposes.

In the minutes by which the Company’s Board of Directors approved the Waiver, the Board also approved an amendment to the Company’s Certificate of Incorporation to provide that the name of the Company be changed to New Horizon Resources, Inc.  The Company expects to accomplish this through approval of its controlling shareholder, Deylau, LLC and will prepare and forward an information statement on SEC Schedule 14C providing more information.

Now that the Company has abandoned the potential acquisition of the Assets, the Company hopes to identify and execute upon a new business opportunity.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable

(b)           Pro Forma Financial Information.

Not applicable

(c)           Not applicable.

(d)           Exhibits.

99.1   Waiver

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 2011

NEW SOURCE ENERGY GROUP, INC.

By: /s/ Anranik Armoudian
Anranik Armoudian, President